                                                               EXECUTION VERSION


                             RESTRUCTURING AGREEMENT

                            dated as of July 15, 2002

                                  by and among

                         HIGH RIVER LIMITED PARTNERSHIP
                           DEBT STRATEGIES FUND, INC.
                            NORTHEAST INVESTORS TRUST

                                       and

                             VISKASE COMPANIES, INC.

                                TABLE OF CONTENTS

             This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                     Page
                                                                                      No.
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                               ARTICLE I THE OFFER

 1.01  The Offer...................................................................    1
 1.02  Holder Actions..............................................................    3
 1.03  Company Board Representation; Section 14(f).................................    3
 1.04  Conditions to Holders' Obligations..........................................    4

            ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 2.01  Organization and Qualification..............................................    5
 2.02  Capital Stock...............................................................    5
 2.03  Authority Relative to This Agreement........................................    6
 2.04  Non-Contravention; Approvals and Consents...................................    6
 2.05  Legal Proceedings...........................................................    7
 2.06  Information Supplied........................................................    7
 2.07  Company Rights Agreement....................................................    8
 2.08  Section 203 of the DGCL Not Applicable......................................    8

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

 3.01  Organization and Qualification..............................................    8
 3.02  Authority Relative to This Agreement........................................    8
 3.03  Non-Contravention; Approvals and Consents...................................    9
 3.04  Legal Proceedings...........................................................    9
 3.05  Information Supplied........................................................    9
 3.06  Ownership of Old Notes......................................................   10
 3.07  Confidentiality Agreements..................................................   10

                       ARTICLE IV COVENANTS OF THE COMPANY

 4.01  Merger......................................................................   10
 4.02  Company Rights Agreement....................................................   10
 4.03  Subordination Agreement.....................................................   10
 4.04  Plan of Reorganization......................................................   10
 4.05  Conduct of Business.........................................................   11
 4.06  Issuance of Securities......................................................   11

                         ARTICLE V ADDITIONAL AGREEMENTS

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
 5.01  Charter Amendment...........................................................   11
 5.02  Regulatory and Other Approvals..............................................   12
 5.03  Transfer Restrictions; Termination of Transfer Restrictions.................   12
 5.04  Restricted Stock Plan.......................................................   13
 5.05  No Solicitations............................................................   13
 5.06  Expenses ...................................................................   14
 5.07  Brokers or Finders..........................................................   14
 5.08  Notice of Developments......................................................   14
 5.09  Notice and Cure.............................................................   14
 5.10  Fulfillment of Conditions...................................................   14
 5.11  Registration Rights Agreement...............................................   15
 5.12  Employment Agreements.......................................................   15

                       ARTICLE VI COVENANTS OF THE HOLDERS

 6.01  Forbearance.................................................................   15

                  ARTICLE VII TERMINATION, AMENDMENT AND WAIVER

 7.01  Termination.................................................................   16
 7.02  Effect of Termination.......................................................   18
 7.03  Amendment and Waiver; Holder Requests and Consents..........................   18
 7.04  Notice of Termination by Holders............................................   19

                         ARTICLE VIII GENERAL PROVISIONS

 8.01  Non-Survival of Representations, Warranties, Covenants and Agreements.......   19
 8.02  Notices.....................................................................   19
 8.03  Entire Agreement; Incorporation of Exhibits.................................   21
 8.04  Public Announcements........................................................   21
 8.05  No Third Party Beneficiary..................................................   21
 8.06  No Assignment; Binding Effect...............................................   21
 8.07  Headings....................................................................   21
 8.08  Invalid Provisions..........................................................   21
 8.09  Governing Law...............................................................   22
 8.10  Enforcement of Agreement....................................................   22
 8.11  Certain Definitions.........................................................   22
 8.12  [intentionally omitted.]....................................................   23
 8.13  Counterparts................................................................   23


Annex A              FORM OF INDENTURE
Annex B              CERTIFICATE OF DESIGNATIONS
Annex C              CONDITIONS TO THE OFFER
Annex D              PLAN OF REORGANIZATION
Annex E              RESTRICTED STOCK PLAN
Annex F              REGISTRATION RIGHTS AGREEMENT
Annex G              AMENDED AND RESTATED BYLAWS

                            GLOSSARY OF DEFINED TERMS



     The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"affiliate"                                     --        Section 8.11(a)
"Alternative Proposal"                          --        Section 5.05
"Bankruptcy Law"                                --        Section 8.11(b)
"beneficially"                                  --        Section 8.11(c)
"Board of Directors"                            --        Section 1.01(a)
"business day"                                  --        Section 8.11(d)
"Company"                                       --        Preamble
"Company Common Stock"                          --        Section 2.02
"Company Preferred Stock"                       --        Section 2.02
"Company Rights"                                --        Section 1.04(d)
"Company Rights Agreement"                      --        Section 1.04(d)
"Company SEC Reports"                           --        Section 8.11(e)
"Restricted Stock Plan"                         --        Section 5.04
"Confidentiality Agreement"                     --        Section 8.03
"Consummation Date"                             --        Section 4.01
"Contracts"                                     --        Section 2.04(a)
"control," "controlling," "controlled
   by" and "under common control with"          --        Section 8.11(a)
"Converted Common Stock"                        --        Section 5.03
"Custodian"                                     --        Section 8.11(f)
"DGCL"                                          --        Section 2.08
"Disclosure Schedule"                           --        Section 8.11(g)
"Employment Agreements"                         --        Section 5.12
"Exchange Act"                                  --        Section 1.01(a)
"Final Expiration Date"                         --        Section 1.01(a)
"Governmental or Regulatory Authority"          --        Section 2.04(a)
"group"                                         --        Section 8.11(k)
"Holders"                                       --        Preamble
"Indemnification Agreements"                    --        Section 5.12
"Independent Director"                          --        Section 1.03(a)
"knowledge"                                     --        Section 8.11(h)
"laws"                                          --        Section 2.04(a)
"Lien"                                          --        Section 8.11(i)
"material", "material adverse
   effect" and "materially adverse"             --        Section 8.11(j)
"Minimum Condition"                             --        Annex C
"New Notes"                                     --        Section 1.01(a)
"New Preferred Stock                            --        Section 1.01(a)
"Offer"                                         --        Section 1.01(a)

"Offer Documents"                               --        Section 1.01(b)
"Old Notes"                                     --        Preamble
"Options"                                       --        Section 2.02
"orders"                                        --        Section 2.04(a)
"Per Note Amount"                               --        Section 1.01(a)
"person"                                        --        Section 8.11(k)
"Plan of Reorganization"                        --        Section 1.01(d)
"Public Offering"                               --        Section 8.11(l)
"Representatives"                               --        Section 8.11(m)
"SEC"                                           --        Section 1.01(a)
"Significant Subsidiaries"                      --        Section 8.11(n)
"Subsidiary"                                    --        Section 8.11(o)
"Superior Proposal"                             --        Section 7.01(d)
"this Agreement"                                --        Preamble
"TIA"                                           --        Section 1.04(f)

                  This RESTRUCTURING AGREEMENT dated as of July 15, 2002 ("this Agreement") is made and entered into by and among HIGH RIVER LIMITED PARTNERSHIP, a Delaware limited partnership, DEBT STRATEGIES FUND, INC., a Maryland corporation, NORTHEAST INVESTORS TRUST, a Massachusetts trust (collectively, the "Holders") and VISKASE COMPANIES, INC., a Delaware corporation (the "Company").

                  WHEREAS, the Holders and the Company have each determined that it is advisable and in their respective best interests to consummate, and have approved, the transaction provided for herein in which the Company would make an offer to acquire all of the issued and outstanding 10 1/4% Senior Notes due 2001, of the Company ("Old Notes") in exchange for new notes and preferred stock upon the terms and subject to the conditions of this Agreement; and

                  WHEREAS, the Holders and the Company desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement and also to prescribe various conditions to the consummation of such transactions;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

                  1.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.01 and none of the events set forth in Annex C hereto shall have occurred and be continuing, as promptly as practicable, but in no event later than 15 business days, after the date hereof, the Company shall commence (within the meaning of applicable rules under the Securities Exchange Act of 1934, as amended (such Act and the rules and regulations promulgated thereunder being referred to herein as the "Exchange Act")) and will in good faith pursue an exchange offer (the "Offer") to acquire all of the issued and outstanding Old Notes in exchange for $367.96271 principal amount of the Company's 8% Senior Subordinated Secured Notes Due 2008 (the "New Notes") to be issued under an indenture in the form of Annex A hereto, and
126.82448 shares of the Company's Series A Convertible Preferred Stock having the designations set forth in Annex B hereto (the "New Preferred Stock"), per $1,000 of principal amount of Old Note (such amount, or any greater amount per Old Notes paid pursuant to the Offer, the "Per Note Amount"). Subject to the Company's and the Holders' right of termination set forth in Section 7.01, the obligation of the Company to consummate the Offer and to accept for exchange Old Notes tendered pursuant to the Offer shall be subject only to the conditions set forth in Annex C hereto. The Company shall not waive any such condition or make any changes in the terms and conditions of the Offer without the consent of the Holders; provided, however, the Company may waive any condition or amend the terms and conditions of the Offer to the extent such waiver or amendment relates to matters ministerial or administrative in nature with respect to the Offer, and the Offer may be extended by the Company (1) for any period to the extent required by law or by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, and (2) to any date not exceeding the 75th day following the date on which the Offer is commenced (the "Final Expiration Date") if (x) immediately prior to the expiration of the Offer any condition to the Offer shall not be satisfied and (y) the board of directors of the Company (the "Board of Directors") determines there is a reasonable basis to believe that such condition could be satisfied within such period; provided further that the Company shall extend the Offer pursuant to clause (2) at the request of the Holders to a date not later than the Final Expiration Date. Assuming the prior satisfaction or waiver of the conditions of the Offer and subject to the foregoing right to extend the Offer, the Company shall issue the New Notes and the New Preferred Stock, rounded down to the nearest whole dollar and whole share, respectively, in exchange for Old Notes tendered pursuant to the Offer as soon as practicable after the Consummation Date. The Offer shall be conducted in a manner that will make it exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) As soon as practicable on the date of commencement of the Offer, the Company shall take such steps as are reasonably necessary to cause an Offer to Exchange and a related Letter of Transmittal, each in a form customary for a transaction of the type contemplated hereunder, to be disseminated to the holders of Old Notes as and to the extent required by applicable federal securities laws (the Offer to Exchange, Letter of Transmittal and any related summary advertisement, together with all amendments and supplements thereto, the "Offer Documents"), which Offer Documents shall incorporate the material terms of the Restructuring Agreement and other customary terms. The Holders and the Company shall correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and the Company shall take all steps necessary to cause the Offer Documents as so corrected to be disseminated to holders of Old Notes, in each case as and to the extent required by applicable federal securities laws. The Holders and their counsel shall be given an opportunity to review and comment on the Offer Documents, and edit information solely pertaining to the Holders, prior to their being disseminated. The Company and the Holders shall cooperate with each other in the preparation of the Offer Documents.

                  (c) The Company shall use commercially reasonable efforts to complete the Offer in accordance with the terms hereof. Upon satisfaction of all conditions to the Offer, the Company shall complete the Offer and accept the Old Notes for exchange of New Notes and New Preferred Stock in accordance with the terms of the Offer as soon as reasonably practical following the expiration of the Offer. The Holders shall cooperate with the Company as it reasonably requests in connection with the completion of the Offer and other transactions contemplated hereby.

                  (d) The Offer Documents shall include a solicitation of acceptances of the plan of reorganization attached as Annex D hereto (the "Plan of Reorganization"), in compliance with applicable requirements under the Bankruptcy Code.

                  (e) Simultaneously with the execution of this Agreement, the Company shall deliver to the Holders a certificate of the secretary or an assistant secretary of the Company certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement.

                  1.02 Holder Actions. (a) Each Holder hereby approves and consents to the Offer. Each Holder shall tender or cause to be tendered all Old Notes beneficially owned by it or its affiliates pursuant to the Offer and shall vote or cause to be voted all such Old Notes in favor of the approval and adoption of the Plan of Reorganization, and will not vote in favor of any other plan of reorganization or any action that is intended or could reasonably be expected to adversely affect the Plan of Reorganization.

                  (b) In connection with the Offer, each Holder will furnish the Company with such information (which will be treated and held in confidence by the Company except as required by law) and assistance as the Company or its Representatives (as defined in Section 8.11) may reasonably request in connection with the preparation and consummation of the Offer, provided that the provision of any such information does not violate (i) any confidentiality agreement by which such Holder is bound as of the date of this Agreement and of which such Holder has advised the Company no later than the date hereof or (ii) any provision of applicable law.

                  1.03 Company Board Representation; Section 14(f). (a) Upon the consummation of the Offer, or the effective date of the Plan, as applicable, the Company and the Holders shall promptly use their commercially reasonable efforts to (i) cause each of the directors (except the Company's chief executive officer) to resign from the Board of Directors and (ii) take all actions necessary to cause the Board of Directors to consist of five persons, one of whom is the Company's chief executive officer and four of whom are designees of the Holders, with one of such designees being a person who would qualify as an independent director under the Marketplace Rules of the Nasdaq Stock Market excluding the financial statement knowledge requirements applicable to the composition of audit committees, who shall be independent (as defined under such rules) both with respect to the Company and with respect to each holder of more than 5% of (i) the New Preferred Stock, upon consummation of the Offer, or (ii) the Common Stock, upon the effective date of the Plan, as the case may be (the "Independent Director"), including accepting the resignations of those incumbent directors designated by the Company or increasing the size of the Board of Directors and causing the Holders' designees to be elected.

                  (b) The Company's obligations to appoint the Holders' designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, if applicable. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section, and shall include in the Offering Documents, and otherwise disseminate to the holder of the Company's common stock, such information with respect to the Company and its officers and directors as is required under such Exchange Act Section and Rule to fulfill such obligations. Each Holder shall supply to the

Company and be solely responsible for any information with respect to such Holder and its officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

                  (c) If at any time there is no Independent Director, the other directors shall designate a person to fill such vacancy who satisfies the requirements of paragraph (a) of this Section, and such person shall be deemed to be the Independent Director for purposes of this Agreement.

                  1.04 Conditions to Holders' Obligations. The obligation of each Holder to tender the Old Notes owned beneficially and of record by it in the Offer is subject to the fulfillment, on or before the Consummation Date, of each of the following conditions (all or any of which may be waived in whole or in part by such Holder in its sole discretion):

                  (a) The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Consummation Date as though such representation or warranty was made on and as of the Consummation Date; provided that any representation or warranty made as of a specified date earlier than the Consummation Date shall have been true and correct in all respects material to the validity and enforceability of this Agreement on and as of such earlier date.

                  (b) The Company shall have merged into itself its subsidiary Viskase Corporation, with the Company being the surviving corporation.

                  (c) The Board of Directors as of the time of the consummation of the Offer shall consist of five persons, one of whom is the Company's chief executive officer and four of whom are designees of a majority of the shares of New Preferred Stock held by the Holders, with one of such designees being a person that would qualify as an Independent Director.

                  (d) The Company shall have redeemed or terminated the rights (the "Company Rights") issued pursuant to, or shall have terminated, the Rights Agreement dated as of June 26, 1996, as amended, by and between the Company and Harris Trust & Savings Bank, as Rights Agent (the "Company Rights Agreement").

                  (e) All Old Notes, excluding all Old Notes held by the Holders and their affiliates, shall have been tendered in the Offer.

                  (f) The indenture under which the New Notes are to be issued shall have been qualified under the Trust Indenture Act of 1939 ( the "TIA").

                  (g) The Company shall have delivered to each Holder a certificate, dated the Consummation Date and executed in the name and on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company, certifying to the effect that (i) each of the conditions in paragraphs (a) through (f) above have been satisfied or, if not satisfied, waived by each Holder in writing, (ii) the Company has duly performed or complied with each of the agreements, covenants and obligations required by this Agreement in all material respects and (iii) the Offer Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall make no such representation as to information concerning the Holders supplied in writing by the Holders.

                  (h) The Company shall have delivered to the Holders a certificate of the secretary or an assistant secretary of the Company certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement.

                  (i) The Company shall have adopted bylaws in the form attached to this Agreement as Annex G.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Holders:

                  2.01 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect (as defined in Section 8.11) on the Company and its Subsidiaries taken as a whole. The Company has previously delivered to the Holders correct and complete copies of its Certificate of Incorporation and Bylaws.

                  2.02 Capital Stock. The authorized capital stock of the Company consists solely of 50,000,000 shares of common stock, par value $0.01 per share ("Company Common Stock"), and 25,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of July 10, 2002, 15,316,062 shares (including restricted stock issued to employees of the Company but which shares have not been issued in certificated form) of Company Common Stock were issued and outstanding; no shares were held in the treasury of the Company. Since such date, there has been no change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock held in treasury and 413,398 and 775,644 shares were reserved for issuance under the Company's 1993 Stock Option Plan and Parallel Non-Qualified Savings Plan, respectively. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance (including the shares of New Preferred Stock issuable in the Offer and the shares of Company Common Stock issuable on conversion thereof) will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and the Company Rights Agreement, and except as disclosed in the Disclosure Schedule (as defined in Section 8.11), there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto or "phantom" stock rights or otherwise provide any payment or compensation based on "phantom" stock or measured by the value of the Company's stock, assets, revenues or other similar measure.

                  2.03 Authority Relative to This Agreement. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors, and except as provided in Article IV and Sections 5.01 and 5.04 hereof, no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.04 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company under, any of the terms, conditions or provisions of
(i) the Certificate of Incorporation or Bylaws (or other comparable charter documents) of the Company or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Company or any of its assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company is a party or by which the Company or any of its assets or properties is bound, which conflict, violation, breach, default, termination, modification, acceleration or creation and imposition of Liens would be material to a reasonable investor in light of all the circumstances known to such investor.

                  (b) Except for qualification of the indenture under which the New Notes are to be issued and as may be required under state securities laws and as otherwise previously disclosed in the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary, or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company is a party or by which the Company or any of its assets or properties is bound, for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, the failure of which consent or approval to be obtained, or action, filing or notice to be made, would be material to a reasonable investor in light of all the circumstances known to such investor.

                  2.05 Legal Proceedings. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, as of the date hereof (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting, nor to the knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its assets and properties with respect to the transactions contemplated by this Agreement which would be material to a reasonable investor in light of all the circumstances known to such investor and
(ii) none of the Company nor any Significant Subsidiary is subject to any order of any Governmental or Regulatory Authority with respect to the transactions contemplated by this Agreement which would be material to a reasonable investor in light of all the circumstances known to such investor.

                  2.06 Information Supplied. (a) The Offering Documents and any other documents to be filed by the Company with the SEC or any other Governmental or Regulatory Authority in connection with the Offer and the other transactions contemplated hereby will not, on the date of its filing or, with respect to the Offering Documents, at the date they are first published, sent or given to holders of the Old Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of any Holder expressly for inclusion therein and information incorporated by reference therein from documents filed by any Holder with the SEC. Any such other documents filed by the Company with the SEC under the Exchange Act or the TIA will comply as to form in all material respects with the requirements of the Exchange Act and/or the TIA.

                  (b) Neither the information supplied or to be supplied in writing by or on behalf of the Company for inclusion, nor the information incorporated by reference from documents filed by the Company with the SEC, in any documents to be filed by a Holder with the SEC or any other Governmental or Regulatory Authority in connection with the Offer and the other transactions contemplated hereby will on the date of its filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  2.07 Company Rights Agreement. As of the date hereof and after giving effect to the execution and delivery of this Agreement, each Company Right is represented by the certificate representing the associated share of Company Common Stock and is not exercisable or transferable apart from the associated share of Company Common Stock, and the Company has (i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the Offer and the other transactions contemplated hereby will not result in a "Distribution Date", a "Triggering Event" or a "Business Combination" (as defined in the Company Rights Agreement) and (ii) amended the Company Rights Agreement to render it inapplicable to this Agreement, the Offer and the other transactions contemplated hereby.

                  2.08 Section 203 of the DGCL Not Applicable. Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") does not, before the termination of this Agreement, apply to this Agreement, the Offer or the other transactions contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

                  Each Holder represents and warrants to the Company with respect to such Holder as follows:

                  3.01 Organization and Qualification. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on it.

                  3.02 Authority Relative to This Agreement. It has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly approved by it, and no other proceedings on its part or the part of its stockholders, partners, members or other similar constituents, as the case may be, are necessary to authorize the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.03 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by it does not, and the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of its assets or properties under, any of the terms, conditions or provisions of (i) its certificate or articles of incorporation or bylaws (or other comparable charter documents), or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to it or any of its assets or properties, or (y) any Contracts to which it is a party or by which it or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement.

                  (b) No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which it is a party or by which it or any of its assets or properties is bound for its execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement.

                  3.04 Legal Proceedings. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Holder threatened against, relating to or affecting, nor to its knowledge are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, it or any of its assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement, and such Holder is not subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement.

                  3.05 Information Supplied. (a) Any documents to be filed by the Holder with the SEC or any other Governmental or Regulatory Authority in connection with the Offer and the other transactions contemplated hereby will not, on the date of its filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by the Company with the

SEC. Any such documents filed by it with the SEC under the Exchange Act will comply as to form in all material respects with the requirements of the Exchange Act.

                  (b) Neither the information supplied or to be supplied in writing by or on behalf of the Holder expressly for inclusion, nor the information incorporated by reference from documents filed by it with the SEC, in other documents to be filed by it or the Company with any other Governmental or Regulatory Authority in connection with the Offer and the other transactions contemplated hereby will on the date of its filing or, with respect to the Offering Documents, on the date they are first published, sent or given to holders of the Old Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  3.06 Ownership of Old Notes. The Holders and their respective affiliates will tender all Old Notes they own, directly or indirectly, as of the Consummation Date free and clear of all Liens. Each Holder has previously disclosed to the Company in writing the principal amount of Old Notes owned by each of such Holder and its affiliates and such Holder hereby represents that such writing is true and correct.

                  3.07 Confidentiality Agreements. Except as disclosed on
Schedule 3.07 attached hereto, such Holder is not a party to any confidentiality agreement or similar agreement which would prevent the Holder from disclosing information in connection with the preparation and consummation of the Offer.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

                  4.01 Merger. Immediately prior to the time when it accepts Old Notes for exchange under the Offer (the "Consummation Date"), the Company shall merge into itself its subsidiary Viskase Corporation, with the Company being the surviving corporation.

                  4.02 Company Rights Agreement. Prior to the Consummation Date, the Company will redeem the Company Rights in accordance with the terms of the Company Rights Agreement or terminate the Company Rights Agreement.

                  4.03 Subordination Agreement. The Company shall take all commercially reasonable actions necessary to enforce, to the fullest extent permitted under applicable law, the provisions of Section 20(b) of the Security Agreement dated as of July 28, 2000 between it, certain of its Subsidiaries and other parties and General Electric Capital Corporation with respect to the New Notes, including, but not limited to, by seeking injunctions to prevent breaches of such agreement and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

                  4.04 Plan of Reorganization. If all conditions to the Offer have not been satisfied (after extension of the Offer if applicable) and the Offer shall have terminated or expired in accordance with its terms, no later than the third business day following the Final Expiration Date, the Company shall file the Plan of Reorganization with a bankruptcy court if the Company shall have obtained from holders of the Old Notes the requisite consents under the Bankruptcy Code. The Company shall use commercially reasonable efforts to have the Plan of Reorganization confirmed by such bankruptcy court.

                  4.05 Conduct of Business. Between the date hereof and the Consummation Date or the effective date of the Plan, whichever is later, the Company and its Subsidiaries shall conduct business only in the ordinary course.

                  4.06 Issuance of Securities. Except as provided in Section
5.04 hereof, between the date hereof and the Consummation Date or the effective date of the Plan, as applicable, the Company shall not issue or agree to issue any securities of the Company other than shares of Common Stock issued pursuant to Company stock options or similar rights outstanding as of the date hereof under the Parallel Non-Qualified Savings Plan referred to in Section 2.02 and the Company Rights Agreement.

                  4.07 GECC Agreements. Between the date hereof and the Consummation Date or the effective date of the Plan, as applicable, the Company and its Subsidiaries will not enter into any modification, supplement or amendment of or to any provisions of the GECC Participation Agreement, Lease, Ground Lease, Ground Sublease, Facility Support Agreement, Guaranty, Subordination Agreement or Security Agreement (true and complete copies of which, including all amendments and waivers, have been delivered by the Company to the Holders before the date of this Agreement) without the consent of the Holders, or enter into any other arrangements or agreements with GECC or any of its subsidiaries with respect to the assets, liabilities or other matters covered by the aforesaid agreements or otherwise, provided, that this provision shall not apply to such matters as (i) releases of security interests or property, (ii) waivers of defaults or duties of the Company or its Subsidiaries or rights of another party to the document, (iii) consents to sales of property or (iv) forbearances or extensions of time for performance by the Company or its Subsidiaries, in the case of clauses (i) through (iv) above where the undertakings of the Company and its Subsidiaries in connection with such modification, supplement or amendment are limited to such matters as (A) updating of representations, (B) provision of documents relating to internal corporate proceedings, (C) execution of UCC filings, (D) agreements to pay transaction costs and (E) furnishing of opinions. Any requisite consent will be deemed given if the Holders shall not have objected in writing within five business days after receipt of written notice of the proposed modification, supplement or waiver.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.01 Charter Amendment. The Company shall, through the Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting on an amendment to its certificate of incorporation to increase the number of authorized shares of Company Common Stock to 1,000,000,000 as soon as reasonably practicable after the Consummation Date so as to permit conversion of the New Preferred Stock.

                  5.02 Regulatory and Other Approvals. (a) Subject to the terms and conditions of this Agreement and without limiting the provisions of Annex C, the Company will proceed diligently and in good faith to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities (including state securities commissions) or any other public or private third parties required of the Company or any of its Subsidiaries to consummate the Offer and the other matters contemplated hereby, and (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. The Holders shall cooperate with the Company as it may reasonably request in connection with the Company's satisfaction of its obligations under this paragraph (a).

                  (b) Subject to the terms and conditions of this Agreement and without limiting the provisions of Annex C, each Holder will proceed diligently and in good faith to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities (including state securities commissions) or any other public or private third parties required of such Holder or any of its Subsidiaries to consummate the Offer and the other matters contemplated hereby, and (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. The Company shall cooperate with each Holder as it may reasonably request in connection with such Holder's satisfaction of its obligations under this paragraph (b).

                  5.03 Transfer Restrictions; Termination of Transfer Restrictions. (a) From the date hereof until the Consummation Date or the effective date of the Plan, as the case may be, no Holder may transfer and no Holder shall permit any affiliate to transfer (other than to another Holder or to an affiliate of a Holder that agrees to be bound by the terms of this Agreement as a Holder) any Old Notes.

                  (b) From the date hereof until three years after the Consummation Date or the effective date of the Plan, as the case may be, no Holder may transfer (other than to another Holder or to an affiliate of a Holder that agrees to be bound by the terms of this Agreement as a Holder) any shares of New Preferred Stock or Company Common Stock into which the New Preferred Stock is converted ("Converted Common Stock"). For this purpose, "transfer" means any mode (direct or indirect, absolute or conditional, voluntary or involuntary) of disposing of or parting with property or an interest therein. Notwithstanding the foregoing, and other than transfers to another Holder or to an affiliate of another Holder that agrees to be bound by the provisions of this paragraph (b), beginning on the second anniversary of the Consummation Date, a Holder may transfer New Preferred Stock or Converted Common Stock for cash, provided that, until and including the third anniversary of the Consummation Date, (i) at least 20 business days before such transfer such Holder shall have furnished to the Company with respect to the transferee the information that would be required in a Schedule 13D filed by the transferee with respect to the transfer and (ii) the Company shall not have notified the Holder within that period that it or a person it designates will purchase the securities to be transferred on the same terms as the proposed transferee (in which case such Holder shall transfer them to the Company or its designee on such terms). If the Company does not so notify the Holder, the Holder shall be free for a period of 90 days to transfer the securities to the proposed transferee on terms no more favorable to the transferee than the terms described to the Company, after which the transfer will again be subject to the terms of this Section. The New Preferred Stock and Converted Common Stock held by each Holder will be appropriately legended to reflect the provisions of this Section.

                  5.04 Restricted Stock Plan. Immediately prior to the Consummation Date, the Company shall issue 640,000 shares of New Preferred Stock to Company personnel designated by the Company's Chief Executive Officer under the plan attached to this Agreement as Annex E (the "Restricted Stock Plan"); provided, however, the Company shall have the right to issue instead of such shares options exercisable for New Preferred Stock.

                  As soon as practicable after the Consummation Date or the effective date of the Plan, as the case may be, the Company shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the New Preferred Stock (or shares subject to such options, as the case may be) and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Preferred Stock or options remain outstanding. With respect to those individuals who will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, the Company shall administer the Restricted Stock Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

                  5.05 No Solicitations. Prior to the Consummation Date or the effective date of the Plan, as the case may be, the Company agrees that neither it nor any of its Subsidiaries or other affiliates shall, and it shall use its best efforts to cause their respective Representatives (as defined in Section 8.11) not to, initiate or solicit, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Significant Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving (A) the purchase of
(i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, (ii) 50% or more of the outstanding shares of Company Common Stock or (iii) 50% of the outstanding shares of the capital stock of any Significant Subsidiary of the Company or (B) the refinancing, replacement, defeasance or refunding of the Old Notes (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"); provided, however, that prior to the Consummation Date, nothing contained in this Section
5.05 shall prohibit the Board of Directors from (i) furnishing information to or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal; provided that, with the advice of counsel, the Board of Directors in good faith determines that such action is required for the Board of Directors to comply with its fiduciary obligations; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal.

                  5.06 Expenses. Except for the reasonable out-of-pocket expenses incurred by the Holders in connection with the negotiation, execution and implementation of this Agreement, including the reasonable fees, expenses and disbursements of one counsel for Holders, which the Company agrees to reimburse to the Holders, whether or not the Offer is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

                  5.07 Brokers or Finders. Each of the Holders and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and each of the Holders and the Company shall indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

                  5.08 Notice of Developments. The Company will promptly notify the Holders of any development that is likely to result in a major effect on the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole or the Company's ability to perform its obligations under this Agreement.

                  5.09 Notice and Cure. Each of the Holders and the Company will notify the other of, and will use all commercially reasonable efforts to cure, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, that causes or will cause any covenant or agreement of the Holders or the Company under this Agreement to be breached or any of the conditions to the Offer not to be satisfied or that renders or will render untrue any representation or warranty of the Holders or the Company contained in this Agreement. Each of the Holders and the Company also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to such party, of any representation, warranty, covenant or agreement made by the Holders or the Company. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  5.10 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of the Holders and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither the Holders nor the Company will take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                  5.11 Registration Rights Agreement. Immediately prior to consummation of the Offer, the parties hereto will execute a registration rights agreement in the form of Annex F hereto.

                  5.12 Employment Agreements. (a) Each Holder acknowledges and agrees that to the best of its knowledge there is no reason why (i) the Employment Agreements are not valid and binding obligations of the Company and Viskase Corporation and (ii) upon execution in accordance with the terms of this Agreement, the Indemnification Agreements (as defined in Section 5.12(b) below) will not be valid and binding obligations of the Company.

                  (b) For as long as this Agreement remains in effect, each Holder covenants and agrees that (y) it will, and after the Consummation Date, and for as long as such Holder or its affiliates owns any voting securities of the Company it will, take no action, and will not support the action of any of their affiliates or any other third party to or to cause the Company to breach, challenge, reject or question the validity or binding status of, including without limitation in any bankruptcy proceeding, (i) the Amended and Restated Employment Agreement dated March 27, 1996, as amended, between F. Edward Gustafson and the Company, (ii) the Employment Agreement dated August 30, 2001, as amended, and the Letter of Credit Agreement dated April 9, 2002 among F. Edward Gustafson, the Company and Viskase Corporation, (iii) the Employment Agreement dated November 29, 2001 among Gordon S. Donovan, the Company and Viskase Corporation, (iv) the Employment Agreement dated November 29, 2001 among Kimberly K. Duttlinger, the Company and Viskase Corporation (collectively, the "Employment Agreements") and (v) the indemnification agreements, each dated the date hereof, by and between the Company and each director and officer listed in
Schedule 5.12 attached hereto (collectively, the "Indemnification Agreements"), or to have the Employment Agreements or the Indemnification Agreements declared invalid, and (z) it will support and not oppose the assumption by the Company of the Employment Agreements and the Indemnification Agreements in a plan of reorganization.

                                   ARTICLE VI

                            COVENANTS OF THE HOLDERS

                  6.01 Forbearance. For as long as this Agreement remains in effect, each Holder agrees that it shall (i) not commence, including the issuance or employment of process, judicial, administrative or other action or proceeding against the Company, or take any other act to collect, assess or recover any claim with respect to the Old Notes, (ii) not join or participate with any person in taking any action specified in clause (i) above and (iii) to the extent provided for in the indenture, veto any instructions to take any of the actions specified in clause (i) above given by any holder of Old Notes to the trustee under the indenture pursuant to which the Old Notes were issued.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) By mutual written agreement of the parties hereto;

                  (b) By either the Company or the Holders upon notification to the non-terminating party by the terminating party:

                           (i) at any time after the Final Expiration Date if neither the exchange of the Old Notes pursuant to the Offer shall have occurred nor sufficient acceptances approving the Plan of Reorganization shall have been received on or prior to such date and such failure is not caused by a breach of this Agreement by the terminating party;

                           (ii) at any time following January 31, 2003 if both
         (x) the Offer is not consummated and (y) the Plan of Reorganization, if filed by the Company, has not been confirmed by such date;

                           (iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Offer and such order shall have become final and non-appealable; or

                           (iv) if any plan of reorganization, other than the Plan of Reorganization, is approved by any bankruptcy court; provided that the terminating party is not the person that submitted such plan and does not support or endorse any such plan.

                  (c) By the Holders upon notification to the Company:

                           (i) if the Company fails to commence the Offer within 15 business days of the date hereof and such failure is not as a result of any breach of this Agreement by any Holder;

                           (ii) if the Company fails to use commercially reasonable efforts to complete the Offer in accordance with its terms and (x) such failure is not as a result of any breach of this Agreement by any Holder and (y) the Company does not cure such failure within 10 business days of the date of notice to the Company;

                           (iii) at any time after the third business day following the Final Expiration Date if the Company has not filed the Plan of Reorganization pursuant to Section 4.04 and the Company fails to file such Plan of Reorganization within three business days of the date of notice to the Company;

                           (iv) in the event the Plan of Reorganization is filed with a bankruptcy court, if the Company files or supports another plan of reorganization or fails to use commercially reasonable efforts to have the Plan of Reorganization confirmed by the bankruptcy court in accordance with the terms of such plan and (x) such failure is not as a result of any breach of this Agreement by any Holder and (y) the Company does not cure such failure within 10 business days of the date of notice to the Company;

                           (v) prior to the consummation of the Offer or the confirmation of the Plan of Reorganization, as the case may be, if there has been a breach of the representations, warranties, covenants or agreements on the part of the Company set forth in this Agreement, which breach (x) is material in the context of the Offer and other transactions contemplated hereby and (y) is not curable or, if curable and the Company proceeds in good faith to cure the breach, has not been cured within 30 days of the date of notice of such breach to the Company;

                           (vi) prior to the consummation of the Offer, if the outstanding Company Rights are triggered other than by action of any Holder or affiliate and additional shares of Company Common Stock are issued or become issuable upon the exercise of the Rights; provided, however, that such termination shall not be effective for the 10 business days following notice of termination pursuant to this clause
         (vi) and that during such 10 business day period the Company and the Holders shall use their good faith efforts to amend and modify the terms hereof to preserve the economic result of the original transaction contemplated hereunder in light of the Company Rights being exercisable, such amendment to be mutually agreeable to the Holders and the Company; or

                           (vii) prior to the consummation of the Offer or the confirmation of the Plan of Reorganization, as the case may be, if F. Edward Gustafson shall have resigned from the Company at the request of the Board of Directors (other than for Cause as defined in his employment agreement with the Company) without the consent of the Holders, given as provided in Section 7.03.

                  (d) By the Company upon notification to the Holders:

                           (i) if any Holder (x) prior to the Final Expiration Date fails to tender its Old Notes and vote in favor of the approval or adoption of the Plan of Reorganization in accordance with Section 1.02 or (y) files an involuntary petition for reorganization or liquidation of the Company or similar petition under Bankruptcy Law or votes in favor of, or supports, any such filing or any other plan of reorganization other than the Plan of Reorganization;

                           (ii) if the Board of Directors determines in good faith, based upon the advice of outside counsel, that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties imposed by law by reason of a bona fide Superior Proposal and notifies the Holders promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Superior Proposal;

         provided, however, that in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's termination of this Agreement and the Company shall, within such 48-hour period, permit the Holders to submit a new proposal, which the Board of Directors shall consider in good faith. For purposes of this paragraph, "Superior Proposal" means any Alternative Proposal as to which (A) the Board of Directors with the advice of outside counsel determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties imposed by law, (B) the Board of Directors concludes in good faith that such Alternative Proposal is more favorable to the Company than the Offer, and (C) prior to entering into discussions or negotiations with such person or group, the Company provides written notice to the Holders to the effect that it is entering into discussions or negotiations with such person or group;

                           (iii) prior to the consummation of the Offer or the confirmation of the Plan of Reorganization, as the case may be, there has been a breach of the representations, warranties or agreements of a Holder set forth in this Agreement, which breach (x) is material in the context of the Offer and other transactions contemplated hereby and (y) is not curable, or if curable and the Holder proceeds in good faith to cure the breach, has not been cured within 30 day of the date of notice of such breach to the breaching Holder; or

                           (iv) if any Holder fails to comply with its obligations under Section 1.02(b); provided, however, such termination shall be effective only if the Company shall have delivered to the Holders a written notice of breach describing the breach and stating it is a notice of breach and the breaching Holder fails to cure such breach within 10 business days of the date such notice is received by the Company.

                  7.02 Effect of Termination. If this Agreement is validly terminated by either the Company or Holders pursuant to Section 7.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or the Holders (or any of their respective Representatives or affiliates), except that the provisions of Sections 5.06 and 5.07 and this Section 7.02 will continue to apply following any such termination.

                  7.03 Amendment and Waiver; Holder Requests and Consents. (a) This Agreement may be amended, supplemented or modified at any time in a written agreement signed by the Company and each of the Holders. In addition, until the completion of the Offer, or confirmation of the Plan of Reorganization, as the case may be, this Agreement (including but not limited to the Offer and Plan of Reorganization referred to herein) may be amended, supplemented or modified, and any of the covenants, agreements, or conditions contained herein may be waived, by written agreement signed by the Company and by both (i) Holders representing a majority of the aggregate principal amount of the Old Notes held by the Holders, measured as of the date of this Agreement and (ii) at least two of the Holders; except that no amendment, supplement, modification or waiver that amends or changes the terms of the New Notes, Preferred Stock or Common Stock, increases the obligations or liabilities of any of the Holders, or otherwise amends or changes the terms and conditions of the Offer in any manner adverse to any of the Holders may be effected without the unanimous written consent of all of the Holders. No amendment, supplement, modification or waiver by any party of any term, provision, agreement or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as an amendment, supplement, modification or waiver of the same or any other term, provision, agreement or condition of this Agreement on any future occasion.

                  (b) In addition, any requests or consents by the Holders as contemplated in this Agreement shall be effective upon delivery to the Company of a notice thereof signed by both (i) Holders representing a majority of the aggregate principal amount of the Old Notes held by the Holders, measured as of the date of this Agreement and (ii) at least two of the Holders.

                  7.04 Notice of Termination by Holders. Termination of this Agreement by the Holders in accordance with provisions of Section 7.01 hereof shall be effective upon delivery to the Company of a notice thereof signed by both (i) Holders representing a majority of the aggregate principal amount of the Old Notes held by the Holders, measured as of the date of this Agreement and
(ii) at least two of the Holders.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  8.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the consummation of the Offer, except for the agreements contained in Sections 1.03(c), 4.03, 5.01, 5.03, 5.04, 5.06, 5.07,
5.08 and 5.12 and this Article VIII, which shall survive the Consummation Date.

                  8.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to the Holders, to:

                  High River Limited Partnership
                  c/o Icahn Associates Corp.
                  767 Fifth Avenue
                  New York, New York 10153
                  Facsimile No.: (212) 750-5815
                  Attn.:  Vincent J. Intrieri

                  Debt Strategies Fund Inc.
                  c/o Merrill Lynch Investment Managers, L.P.
                  800 Scudders Mill Road
                  Plainsboro, New Jersey 08536
                  Facsimile No.: (609) 282-2756
                  Attn.:  Michael A. Brown

                  Northeast Investors Trust
                  c/o Northeast Investors
                  50 Congress Street, Suite 1000
                  Boston, Massachusetts 02109
                  Facsimile No.: (617) 523-5412
                  Attn.:  Bruce Monrad

                  with copies to:

                  Brown Rudnick Berlack Israels LLP
                  120 West 45th Street
                  New York, New York 10036
                  Facsimile No.: (212) 704-0196
                  Attn.:  Steven E. Greenbaum, Esq.

                  If to the Company, to:

                  Viskase Companies, Inc.
                  625 Willowbrook Centre Parkway
                  Willowbrook, IL  60527
                  Facsimile No.:  (630) 455-2152
                  Attn:  President

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, NY  10005-1413
                  Facsimile No.:  (212) 530-5219
                  Attn:  Allan Brilliant, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  8.03 Entire Agreement; Incorporation of Exhibits. (a) Except with respect to the Confidentiality Agreement between the parties hereto (the "Confidentiality Agreement"), which the parties hereto expressly acknowledge shall continue in full force and effect following execution of this Agreement, this Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                  (b) Any Exhibit attached to this Agreement and referred to herein is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  8.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, the parties will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld. The parties will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the others with drafts of any such releases and announcements as far in advance as practicable.

                  8.05 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 5.04 and 5.12 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                  8.06 No Assignment; Binding Effect. Except as provided in
Section 5.03, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  8.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

                  8.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  8.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  8.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  8.11 Certain Definitions. As used in this Agreement:

                  (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                  (b) the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

                  (c) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

                  (d) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the State of Illinois are authorized or obligated to close;

                  (e) the term "Company SEC Reports" means each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by the Company or any of its Subsidiaries with the SEC under Sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act (as such documents have since the time of their filing been amended or supplemented).

                  (f) [intentionally omitted.]

                  (g) the term "Disclosure Schedule" shall mean the record delivered to the Holders by the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

                  (h) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to the Company, the knowledge of the Company's executive officers;

                  (i) the term "Lien" means a lien, claim, mortgage, charge, encumbrance, security interest, pledge or equity of any kind.

                  (j) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition or results of operations of such entity (or of such group entities taken as a whole);

                  (k) the term "person" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

                  (l) the term "Public Offering" means an offering by the Company or its successor of securities registered pursuant to a registration statement filed with the SEC.

                  (m) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives;

                  (n) the term "Significant Subsidiaries" means, with respect to any party, the Subsidiaries of such party which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act; and

                  (o) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

                  8.12 [intentionally omitted.]

                  8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                                          HIGH RIVER LIMITED PARTNERSHIP


                                          By:_________________________,
                                                as general partner


                                                    By:_________________________
                                                         Name:
                                                         Title:


                                          DEBT STRATEGIES FUND, INC.


                                          By:__________________________
                                               Name:
                                               Title:


                                          NORTHEAST INVESTORS TRUST


                                          By:__________________________
                                               Name:
                                               Title:


                                          VISKASE COMPANIES, INC.


                                          By:__________________________
                                               Name:
                                               Title:

                                                                         Annex A

                               [Form of Indenture]

                                                                         Annex B

                          [Certificate of Designations]

                                                                         Annex C



                             CONDITIONS TO THE OFFER



                  The capitalized terms used in this Annex C shall have the meanings ascribed to them in the Restructuring Agreement to which it is attached, except that the term "Restructuring Agreement" shall be deemed to refer to such Restructuring Agreement.

                  Notwithstanding any other provision of the Offer, the Company shall not be required to accept for exchange or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Company's obligation to pay for or return tendered Old Notes promptly after termination or withdrawal of the Offer), exchange, and may (subject to any such rule or regulation) delay the acceptance for exchange of any Old Notes, and may (except as provided in the Restructuring Agreement) amend or terminate the Offer as to any Old Notes not then exchanged, if (i) the condition that all Old Notes outstanding shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer shall not have been satisfied (the "Minimum Condition"), (ii) the indenture under which the New Notes are to be issued has not been qualified under the Trust Indenture Act of 1939, (iii) the merger referred to in Section 4.01 of the Restructuring Agreement shall not have occurred (the "Merger Condition") or (iv) at any time on or after the date of the execution of the Restructuring Agreement and before the time of acceptance for any such Old Notes (whether or not any have theretofore been accepted pursuant to the Offer), any of the following events shall have occurred and remain in effect:

                  (a) there shall have been any law or final, non-appealable order promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer by any court of competent jurisdiction or other competent Governmental or Regulatory Authority which, directly or indirectly, prohibits, restrains or makes illegal the acceptance for payment, payment for or purchase of Old Notes pursuant to the Offer;

                  (b) there shall be instituted or pending any action, suit or proceeding brought by a Governmental or Regulatory Authority challenging the acquisition of Old Notes or otherwise seeking to restrain or prohibit the making or consummation of the Offer;

                  (c) the Restructuring Agreement shall have been terminated in accordance with its terms;

                  (d) the Holders and the Company shall have agreed that the Company shall amend the Offer to terminate the Offer or postpone the acceptance for exchange of Old Notes for shares of New Preferred Stock and New Notes thereunder;

                  (e) the representations and warranties made by each Holder in the Restructuring Agreement shall not have been true and correct in all material respects, as of the date of execution of the Restructuring Agreement (or any other date as of which they are specifically made) or shall thereafter cease to be true and correct in all respects material to the validity and enforceability of this Agreement;

                  (f) the Holders shall not have performed or complied with each of the agreements, covenants and obligations required by this Agreement in all material respects; or

                  (g) the Offer Documents shall contain any untrue statement of material fact with respect to, and supplied by, the Holders or omit to state a material fact necessary in order to make the statements with respect to the Holders therein, in light of the circumstances under which they were made, not misleading;

which in the sole judgment of the Company, in any such case, and regardless of the circumstances makes it inadvisable to proceed with the Offer or with such acceptance for exchange.

                  The foregoing conditions are for the sole benefit of the Company, may be asserted by the Company regardless of the circumstances giving rise to any such condition and, subject to the terms and conditions of the Restructuring Agreement and any requirements of law, may be waived by the Company (other than the Minimum Condition or the Merger Condition), in whole or in part at any time and from time to time in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         Annex D

                            [Plan of Reorganization]

                                                                         Annex E

                             [Restricted Stock Plan]

                                                                         Annex F

                         [Registration Rights Agreement]

                                                                         Annex G

                          [Amended and Restated Bylaws]

                            Disclosure Schedule 2.02

                       Outstanding Options of the Company

-        871,930 employee and non-employee stock options.

- 775, 644 shares of Company Common Stock reserved for issuance under the Parallel Non-Qualified Savings Plan.

                            Disclosure Schedule 2.04

                  Governmental / Regulatory Authority Consents

-        None.

                            Disclosure Schedule 5.12

                           Indemnification Agreements

1.       F. Edward Gustafson

2.       Robert N. Dangremond

3.       Gregory R. Page

4.       Gordon S. Donovan

5.       Kimberly K. Duttlinger

6.       Stephen E. Foli

7.       Frank R. Fryer

8.       M. E. (Lon) McAllister

9.       Cees M. Meijer

10.      Maury J. Ryan

11.      Lisa A. Constance

12.      Jean-Luc Tillon

                                  Schedule 3.07

                           Confidentiality Agreements

1.       High River Limited Partnership - None

2.       Debt Strategies Fund, Inc. - None

3.       Northeast Investors Trust - None